Exhibit 10.1

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

(WILLIAM H. SCHAFER)

THIS AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT is entered into on August 6, 2018, by and among QTS Realty Trust, Inc., a Maryland corporation (together with any successor general partner of the Operating Partnership, the “Company”), QualityTech, LP, a Delaware limited partnership (the “Operating Partnership”), Quality Technology Services, LLC, a Delaware limited liability company and an affiliate of the Operating Partnership (the “Employer”), and William H. Schafer, an individual (“Executive”), with respect to the following facts and circumstances:

WHEREAS, the Company, the Operating Partnership, the Employer, and Executive entered into an Employment Agreement dated February 16, 2017 (“Agreement”); and

WHEREAS, the Board of Directors of the Company moved Executive from the position of Chief Financial Officer (CFO) to the position of Executive Vice President — Finance and Accounting (EVP — Finance and Accounting), effective on April 3, 2017; and

WHEREAS, the Agreement was amended on June 23, 2017, June 5, 2018 and June 29, 2018;

WHEREAS, the parties desire to engage in this Amendment No. 4 to modify the Agreement;

NOW, THEREFORE, the Parties hereby amend the Agreement as follows so as to reflect their mutual understanding in place as of the Effective Date of the Agreement, as defined therein:

1.                                      Article 1 of the Agreement shall be amended as follows:

1.2                               Term.  The period of employment of the Executive by Employer shall commence upon the Effective Date and, subject to earlier termination as provided in this Agreement, continue thereafter for a one (1)-year term (the “Term”); provided, that the Term shall automatically renew for additional one (1) year periods thereafter unless either Employer or Executive gives notice of non-renewal at least thirty (30) days prior to expiration of the Term (as it may have been extended by any renewal period).

2.                                      Article 2 of the Agreement shall be amended as follows:

2.1                               Salary.  In consideration for Executive’s services hereunder, Employer shall pay Executive an annual salary at the rate of $350,000 per year (“Base Pay”) during each of the years of the Term, payable in accordance with Employer’s regular payroll schedule from time to time (less any deductions required for Social Security, state, federal and local withholding taxes, and any other authorized or mandated similar withholdings).  Executive’s salary may be adjusted upon annual review.

2.2                               Bonus.  In addition to Base Pay, if the Executive achieves certain corporate and individual objectives as established by the Company, then the Employer shall pay to the Executive bonus compensation (“Bonus”), not later than 90 days following the end of the fiscal year.  Employer’s award of bonus compensation to the Executive shall be determined by the factors and criteria, including the financial performance of the Company and the performance by the Executive of his duties hereunder, as determined in the sole discretion of the Company, that may be established from time to time for the calculation of bonus awards by the Company.  Annual bonuses will be targeted at 100% of Base Pay.

2.3                               Equity Award.  Equity awards may be made pursuant to the QTS Realty Trust, Inc. 2013 Equity Incentive Plan, or any successor equity incentive plan adopted by the Company or the QTS Companies, in accordance with the Company’s policies and as deemed appropriate by Company (the “Equity Awards”).  The Equity Awards will be targeted at an award value of 100% of Base Pay, to be awarded depending on factors and criteria established from time to time by the Company and which may be above or below target depending on factors and criteria established from time to time by the Company, which may include the financial performance of the Company and the performance by the Executive of his duties hereunder, as determined in the sole discretion of the Company.  These Equity Awards typically will be subject to a three (3)-year vesting schedule (33% one-year vesting following grant and 8.375% vesting per quarter following the first year); however, a performance-based component may be included with a different vesting schedule.  Additional equity awards may be made in accordance with the Company’s policies and as deemed appropriate by the Company.

3.              Article 4 of the Agreement shall be amended as follows:

4.1.3                                             Good Reason.  Executive may terminate his employment under this Agreement by giving written notice to Employer upon the occurrence of any one or more of the following events (which, for purposes of this Agreement, shall constitute “Good Reason”):

(a)         a material diminution in Executive’s authority, duties or responsibilities, or any significant adverse change in Executive’s title as EVP — Finance and Accounting of the Company, the Operating Partnership and Employer;

(b)         Executive’s place of employment is moved more than fifty (50) miles from the Company’s current location in Overland Park, Kansas;

(c)          a material diminution in Executive’s Base Pay, as in effect from time to time; or

(d)         a material breach by Employer or the Company of any term of this Agreement.

It shall be a condition precedent to Executive’s right to terminate his employment for Good Reason that (a) he shall have first given the Board written notice stating with reasonable specificity the act(s) on which such termination is premised within forty-five (45) days after Executive becomes aware of such act(s), (b) if such act(s) is susceptible of cure or remedy, it has not been cured or remedied within thirty (30) days after receipt of such notice, and Executive has terminated his employment within twelve (12) months after the occurrence of the event giving rise to Good Reason.

4.              Executive waives his right of termination for “Good Reason” under the Agreement related to any changes contained in this Amendment No. 4 or any modifications or actions by Company prior to the signing of this Amendment No. 4.

5.              Except as otherwise specifically set forth herein, the provisions of the Agreement shall continue in full force and effect in accordance with their terms.

6.              Defined terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Employment Agreement to be duly executed and delivered as of the date first above written.

COMPANY

QTS REALTY TRUST, INC.

By:		/s/ Chad L. Williams
Name:		Chad L. Williams
Title:		Chief Executive Officer

OPERATING PARTNERSHIP

QUALITYTECH, LP

By:		QTS REALTY TRUST, INC.,
General Partner

	By:	/s/ Chad L. Williams
Name: Chad L. Williams
Title: Chief Executive Officer

EMPLOYER

QUALITY TECHNOLOGY SERVICES, LLC

By:		/s/ Chad L. Williams
Name:		Chad L. Williams
Title:		Chief Executive Officer

EXECUTIVE

/s/ William H. Schafer
WILLIAM H. SCHAFER